UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2012

THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)

MAINE
(State or other jurisdiction of incorporation)

0-26589	01-0404322
(Commission file number)	(IRS employer identification no.)

Main Street, Damariscotta, Maine	04853
(Address of principal executive offices)	(Zip Code)

(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligations
of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders	Page 1
Signatures	Page 2
Exhibit Index	Page 3

Section 5 – Corporate Governance and Management

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of The First Bancorp, Inc., the one-bank holding company of The First, N.A., was held at Point Lookout, 67 Atlantic Highway, Northport, Maine 04849, on Wednesday, April 25, 2012, at 11:00 a.m. Eastern Daylight Time, for the following purposes:

1.	To elect as Directors of the Company the nominees listed in the Proxy Statement dated March 19, 2012.
2.	To approve (on a non-binding basis) the compensation of the Company’s executives.
3.	To ratify the Audit Committee’s selection of Berry, Dunn, McNeil & Parker, LLC as independent auditors of the Company for 2012.
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

At the Annual Meeting, there were present in person or by proxy 9,062,653 shares of the Company’s common stock, representing 92.23% of the total outstanding eligible votes. The final voting results for each proposal are as follows:

1. To elect to one-year terms as Directors of the Company the nominees listed in the Company’s Proxy Statement dated March 19, 2012.

	For	Against	Abstain	Broker Non-Vote
Katherine M. Boyd	6,951,908	66,466	29,083	2,015,196
Daniel R. Daigneault	6,930,489	72,173	44,795	2,015,196
Robert B. Gregory	6,940,185	65,537	41,735	2,015,196
Tony C. McKim	6,862,774	68,705	115,978	2,015,196
Carl S. Poole	6,954,754	63,868	28,835	2,015,196
Mark N. Rosborough	6,946,716	57,590	43,151	2,015,196
Stuart G. Smith	6,949,348	69,114	28,995	2,015,196
David B. Soule	6,827,269	191,351	28,837	2,015,196
Bruce B. Tindal	6,255,987	762,635	28,835	2,015,196

2. To approve (on a non-binding basis) the compensation of the Company’s executives.

For	Against	Abstain	Broker Non-Vote
6,651,949	97,719	297,789	2,015,196

3.  To ratify the Audit Committee’s selection of Berry, Dunn, McNeil & Parker, LLC as independent auditors of the Company for 2012.

For	Against	Abstain
8,977,285	34,105	51,263

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.

By: /s/ F. STEPHEN WARD
F. Stephen Ward
Executive Vice President &
Chief Financial Officer

Dated: April 26, 2012